Exhibit 10.1.4.3

AMENDMENT #2

TO

THE CONSOLIDATED EDISON INC. STOCK PURCHASE PLAN

Effective June 30, 2010

Pursuant to resolutions of the Board of Trustees of Consolidated Edison Company of New York, Inc. (“CECONY”), the Board of Directors of Orange and Rockland, Utilities, Inc. (“O&R”) and the Board of Directors of Consolidated Edison, Inc. (“CEI”) adopted on May 18, 2009, and June 18, 2009, the undersigned hereby approves the amendments to The Consolidated Edison, Inc, Stock Purchase Plan, as set forth below:

1.	The PREAMBLE is amended by adding the following at the end thereof:

Effective June 30, 2010, the Plan has been amended to restore prospectively the temporary reduction in the match contributed by Consolidated Edison Company of New York, Inc. for its management employees and board members which commenced on July 1, 2009, and ended on June 30, 2010, and the temporary reduction in the match contributed by Orange and Rockland Utilities, Inc., for its management employees and board members which commenced on August 1, 2009, and ended on June 30, 2010.

2.	ARTICLE I, Definitions, is amended by replacing the current definition of Austerity Period with the following:

Austerity Period for CECONY means the period beginning on July 1, 2009, and ending on June 30, 2010. Austerity Period for Orange and Rockland Utilities, Inc. means the period beginning on August 1, 2009, and ending on June 30, 2010.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of December, 2010.

/s/ Mary Adamo
Mary Adamo
Plan Director
The Consolidated Edison, Inc. Stock Purchase Plan
and
Vice President – Human Resources
Consolidated Edison Company of New York, Inc.

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